Exhibit 24.1

SOUTHERN CALIFORNIA EDISON COMPANY

POWER OF ATTORNEY

The undersigned, SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and certain of its officers and directors, pursuant to a resolution entitled “Financing Authorizations” adopted December 8, 2011 (the “Resolution”), do each hereby constitute and appoint RUSSELL C. SWARTZ, ROBERT C. BOADA, GEORGE T. TABATA, LINDA G. SULLIVAN, BARBARA E. MATHEWS, PAIGE W. R. WHITE, MICHAEL A. HENRY, DARLA F. FORTE, BONITA J. SMITH, VICTORIA PRIETO and POLLY L. GAULT, or any of them, to act severally as attorney-in-fact, for and in their respective names, places, and steads, and on behalf of Southern California Edison Company, to execute, sign, and file or cause to be filed (i) one or more Registration Statements, and any and all exhibits, amendments, and supplements thereto to be filed by Southern California Edison Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or both, one or more series of securities as authorized by the Resolution, and for the further purpose of qualifying under the Trust Indenture Act of 1939, as amended, one or more indentures relating to such securities; and (ii) one or more listing applications and any exhibits, amendments, and supplements thereto, and any other required documents, to be filed by Southern California Edison Company with any stock exchange for the purpose of listing any of such securities; and to take any other actions necessary to comply with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.
Executed, as of this 28th day of June, 2012.

SOUTHERN CALIFORNIA EDISON COMPANY

By:    /s/ RONALD L. LITZINGER
_________________________________
RONALD L. LITZINGER
President

Attest:

/s/ BARBARA E. MATHEWS
_________________________________
BARBARA E. MATHEWS
Corporate Secretary

Principal Executive Officer and Director:

/s/ RONALD L. LITZINGER
_________________________________        President and Director
RONALD L. LITZINGER

Principal Financial Officer:

/s/ LINDA G. SULLIVAN
_________________________________        Senior Vice President and Chief

LINDA G. SULLIVAN	Financial Officer

Southern California Edison Company
Power Of Attorney
Financing Authorizations Resolution dated December 8, 2011

Controller and Principal Accounting Officer	Vice President and Controller

/s/ CHRIS C. DOMINSKI
CHRIS C. DOMINSKI

Additional Directors:

/s/ JAGJEET S. BINDRA	Director	/s/ LUIS G. NOGALES	Director
JAGJEET S. BINDRA		LUIS G. NOGALES
/s/ VANESSA C.L. CHANG	Director	/s/ RONALD L. OLSON	Director
VANESSA C.L. CHANG		RONALD L. OLSON
/s/ FRANCE A. CÓRDOVA	Director	/s/ RICHARD T. SCHLOSBERG, III	Director
FRANCE A. CÓRDOVA		RICHARD T. SCHLOSBERG, III
/s/ THEODORE F. CRAVER	Director	/s/ THOMAS C. SUTTON	Director
THEODORE F. CRAVER		THOMAS C. SUTTON
/s/ CHARLES B. CURTIS	Director	/s/ PETER J. TAYLOR	Director
CHARLES B. CURTIS		PETER J. TAYLOR
/s/ BRADFORD M. FREEMAN	Director	/s/ BRETT WHITE	Director
BRADFORD M. FREEMAN		BRETT WHITE

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